Exhibit 99.1

Financial Statement of

RIMROCK MINIG INC.
(An Exploration Stage Company)

February 11, 2013

RIMROCK MINIG INC. February 11, 2013

Table of contents

Independent Auditor’s Report	3

Balance Sheet	4

Notes to financial statement	5 - 9

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Rimrock Mining Inc.

We have audited the accompanying balance sheet of Rimrock Mining Inc. as of February 11, 2013.  This financial statement is the responsibility of the Company’s management.  Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

In our opinion, the financial statement referred to above present fairly, in all material respects, the financial position of Rimrock Mining Inc. as of February 11, 2013 in conformity with accounting principles generally accepted in the United States of America.

The accompanying balance sheet has been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the financial statement, the Company is in the exploration stage with no established source of revenue and is dependent on its ability to raise capital from stockholders or other sources to sustain operations, which raise substantial doubt about its ability to continue as a going concern. The financial statement does not include any adjustments that might result from the outcome of this uncertainty.

/s/ DNTW Toronto LLP
Licensed Public Accountants
Markham, Ontario, Canada
April 20, 2013

RIMROCK MINIG INC.
(An Exploration Stage Company)

BALANCE SHEET
(Expressed in United States Dollars)

As at February 11, 2013

$

ASSET
Long term assets
Mineral property claims (Note 4)	74,970
Total assets	74,970

LIABILITY AND STOCKHOLDERS’ EQUITY

Stockholders’ equity
Capital stock (Note 6)	1
Additional paid-in-capital	74,969
Total stockholders’ equity	74,970

Total liability and stockholders’ equity	74,970

See accompanying notes to balance sheet.

Approved on behalf of the Board:

____________________________
Director

____________________________
Director

RIMROCK MINIG INC.
(An Exploration Stage Company)

NOTES TO FINANCIAL STATEMENT
(Expressed in United States Dollars)

1.           Organization and nature of operations

Rimrock Mining Inc. (the “Company”) was incorporated on November 9, 2012 in the State of Nevada.  The Company is engaged in exploration for gold and silver mineral properties in the State of Nevada, USA.

2.           Basis of presentation and going concern

The financial statement has been prepared by the Company pursuant to the rules and regulations of the SEC. This is the Company’s first financial statement prepared covering a period from November 9, 2012 to February 11, 2013.  There was no revenue or expenses during this period and accordingly a statement of operations has not been presented.

The Company is considered to be in the development stage as defined in Accounting Standards Codification (“ASC”) 915, Development Stage Entities. The Company has devoted substantially all of its efforts to business planning and development by means of raising capital for operations. The Company has also not realized any revenue. Among the disclosures required by ASC 915 are that the Company's financial statement be identified as those of an exploration stage company, and that the statements of operations and comprehensive loss, stockholders' equity and cash flows disclose activity since the date of the Company's inception.

The Company did not have any activity during the period; therefore statements of operations, comprehensive loss, stockholder’s equity and cash flows have not been prepared.

This balance sheet has been prepared assuming the Company will continue on a going-concern basis. The ability of the Company to continue as a going-concern depends upon its ability to develop profitable operations and to continue to raise adequate financing.  Management is actively targeting sources of additional financing to provide continuation of the Company’s operations.  In order for the Company to meet its liabilities as they come due and to continue its operations, the Company is solely dependent upon its ability to generate such financing. The Company is actively seeking financing to fully execute the next phase of the Company’s exploration campaign and future acquisitions.

There can be no assurance that the Company will be able to continue to raise funds, in which case the Company may be unable to meet its obligations. Should the Company be unable to realize its assets and discharge its liabilities in the normal course of business, the net realizable value of its assets may be materially less than the amounts recorded in this balance sheet.

The balance sheet does not include any adjustments relating to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue its existence.

RIMROCK MINIG INC.
(An Exploration Stage Company)

NOTES TO FINANCIAL STATEMENT
(Expressed in United States Dollars)

3.            Significant accounting policies:

The accounting policies of the Company are in accordance with accounting principles generally accepted in the United States of America.  Presented below are those policies considered particularly significant:

Mineral Properties and Exploration and Development Costs

The costs of acquiring mineral rights are capitalized at the date of acquisition. After acquisition, various factors can affect the recoverability of the capitalized costs. If, after review, management concludes that the carrying amount of a mineral property is impaired, it will be written down to estimated fair value. Exploration costs incurred on mineral properties are expensed as incurred. Development costs incurred on proven and probable reserves will be capitalized. Upon commencement of production, capitalized costs will be amortized using the unit-of-production method over the estimated life of the ore body based on proven and probable reserves (which exclude non-recoverable reserves and anticipated processing losses). When the Company receives an option payment related to a property, the proceeds of the payment are applied to reduce the carrying value of the exploration asset.

Carrying Value of Mineral Property Interests

The cost of acquiring mineral property interests is capitalized. Capitalized acquisition costs are expensed in the period in which it is determined that the mineral property has no future economic value. Capitalized amounts may be written down if future cash flows, including potential sales proceeds related to the property, are estimated to be less than the carrying value of the property. The Company reviews the carrying value of mineral property interests periodically and whenever events or changes in circumstances indicate that the carrying value may not be recoverable, reductions in the carrying value of each property would be recorded to the extent the carrying value of the investment exceeds the property’s estimated fair value.

 Fair Value of Financial Instruments

The Company measures its financial assets and liabilities in accordance with the requirements of ASC 820, Fair Value Measurements and Disclosures. ASC 820 clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:

Level 1-Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.

Level 2-Inputs are unadjusted quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other than quoted prices that are observable, and inputs derived from or corroborated by observable market data.

Level 3-Inputs are unobservable inputs which reflect the reporting entity’s own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information

RIMROCK MINIG INC.
(An Exploration Stage Company)

NOTES TO FINANCIAL STATEMENT
(Expressed in United States Dollars)

3.            Significant accounting policies (continued):

Income Taxes

The Company accounts for income taxes pursuant to ASC 740, Income Taxes.  Deferred tax assets and liabilities are recorded for differences between the financial statements and tax basis of the assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates.  Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.  Income tax expense is recorded for the amount of income tax payable or refundable for the period increased or decreased by the change in deferred tax assets and liabilities during the period.  As of February 11, 2013 the Company has not incurred any taxable revenue or expenses and there are no timing differences with the carrying amount of its assets with their tax basis.

Use of Estimates

The preparation of financial statement in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.  These estimates are reviewed periodically, and, as adjustments become necessary, they are reported in earnings in the period in which they become known.

Recent Accounting Pronouncements

From time to time, new accounting pronouncements are issued by the Financial Accounting Standards Board (FASB) or other standard setting bodies that are adopted by the Company as of the specified effective date. Unless otherwise discussed, the Company believes that recently issued accounting pronouncements adopted do not have a material impact on its financial position.

4.            Mineral property claims

Mineral property claims represent cost incurred to obtain interest in three prospective gold exploration properties known as the Rimrock, West Silver Cloud and Pony Spur properties, located in northeast Nevada.  These Properties are comprised of almost 2,000 acres of land and are located on or in close proximity to the Carlin Trend and Midas Trend detailed as below:

Rimrock Property

The Rimrock property is a Midas-style gold-silver property situated in the Midas (“Northern Nevada Rifts”) gold trend and also directly along a domed up portion of the Carlin Gold Trend, 8 Km northwest of Great Basin Gold's Hollister gold-silver mine, and 16 Km east southeast of Newmont's Midas Mine property. The Rimrock property comprises 54 lode claims that cover approximately 1,080 acres. The Hollister Mine has reserves of more than 1,000,000 ounces of high grade gold grading in excess of 1 ounce per ton gold. The Midas Mine had initial mineable reserves of more than 3M oz. of high-grade gold and 25M oz. of silver. The Rimrock property has three old mercury mines in the area, with one situated directly on top of the main gold ore target, which lies at a major fault intersection. These gold-silver targets at the Rimrock property have never been drill tested at depth for Midas-Hollister style gold-silver mineralization, nor for Carlin-style gold mineralization. The Company expects that the Rimrock property offers potential to hold a large, high-grade, underground mineable Midas-Hollister-type Low Sulfidation gold-silver deposit.

RIMROCK MINIG INC.
(An Exploration Stage Company)

NOTES TO FINANCIAL STATEMENT
(Expressed in United States Dollars)

4.            Mineral property claims (continued)

West Silver Cloud

The West Silver Cloud property is a Midas-style gold-silver property situated 12 Km southwest of Great Basin Gold's Hollister gold-silver mine, and 22 Km southeast of Newmont's Midas Mine property. The nearby Silver Cloud Mine is an old, open-pit mercury mine situated on top of Placer Dome’s main gold-silver ore target, which carries high-grade, drill-indicated gold mineralization. The West Silver Cloud property consists of approximately 760 acres of claims. West Silver Cloud has never been tested by drilling, and the Company believes offers good potential to hold a large, high-grade, underground-mineable Midas-Hollister-type Low Sulfidation gold-silver deposit.

Pony Spur

The Pony Spur property is a dual, Carlin-style sediment-hosted and Low Sulfidation Breccia Pipe Style gold prospect in the southern part of the prolific, +100,000,000 oz. Carlin-Rain Gold Trend, and is situated 2.25 Km northwest of the adjoining 1,500,000 oz. Pony Creek gold deposit controlled by Allied Nevada Gold, owners of the Hycroft gold mine in northwestern Nevada. The Pony Spur project is along Jerritt and Carlin Trends, near the Rain gold deposit cluster , which includes the Rain, Tess, and Emigrant mines (Newmont / Premier Gold), the 2,000,000 oz. high-grade Saddle gold deposit (presently being drilled by Premier Gold Mines), Railroad-Bullion (presently being drilled by Gold Standard Ventures), and other peripheral gold deposits. The Rain deposit cluster has a combined drill-indicated resources in excess of 4 million ounces of gold in open pit gold mining operations and former producer mines and in underground gold deposits such as Saddle. Sage Gold Inc. drilled one core hole on the Pony Spur property in 2007, discovering gold mineralization. The property comprises 7 lode mining claims of approximately 140 acres, which have been filed with the BLM. The Pony Spur property area sits along a WNW trending, Rain Fault-parallel fault system of undetermined width that intersects the Pony Creek gold deposit area just east of our property boundary. Two types of strong surface gold mineralization and alteration are present at the Pony Spur gold property. A low-sulfidation silica-rich, breccia pipe with gold mineralization crops out at the surface of Pony Spur, similar to mineralization present in Allied Nevada's 1.5M oz. Pony Creek gold deposit, and the drill hole by Sage Gold intersected gold mineralization in this pipe. Carlin style, thallium-gold rich geochemical rock anomalies also are present at the surface at Pony Spur, possibly indicative of Rain-Meikle type fault-controlled Carlin-style sediment-hosted gold mineralization at depth.

RIMROCK MINIG INC.
(An Exploration Stage Company)

NOTES TO FINANCIAL STATEMENT
(Expressed in United States Dollars)

5.            Capital stock

	Issued	Amount
Authorized 1,000 Common stock, par value $0.001

February 11, 2013	100	$1

On inception, 100 shares of common stock were issued to the sole corporate shareholder for $1.

6.            Related party transactions

On November 9, 2012, the Company’s parent company transferred three gold exploration properties (Note 4) to the Company with no consideration. The transaction has been accounted for as contribution from a company under common control and recorded at the assets transferred at the carrying amount of the parent company, with a corresponding increase to additional paid-in capital.

7.            Subsequent event

Events that have occurred subsequent to February 11, 2013 have been evaluated through the date of this audit report.

On 11 February 2013, the Company has been acquired by Rimrock Gold Corp., a Nevada corporation, and became the wholly owned subsidiary of Rimrock Gold Corp.